UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act

MacDonald, Dettwiler and Associates Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

British Columbia, Canada	98-0544351
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500

San Francisco, California 94111

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-217512

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common shares, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The description of common shares, no par value, of MacDonald, Dettwiler and Associates Ltd. (the “Registrant”) set forth under the headings “Additional Information About MDA—Description of MDA’s Securities” and “Comparison of Rights of MDA Shareholders and DigitalGlobe Shareowners” included in the prospectus forming part of the Registrant’s registration statement on Form F-4 (Registration No. 333-217512), as originally filed with the Securities and Exchange Commission on April 27, 2017 and thereafter amended from time to time (the “Registration Statement”), is incorporated herein by reference. Any form of proxy statement/prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall be deemed to be incorporated herein by reference.

Item 2: Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are quoted on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

MacDonald, Dettwiler and Associates Ltd.
(Registrant)

Dated: October 3, 2017	By:	/s/ Angela Lau
	Name:	Angela Lau
	Title:	Senior Vice President, Finance and Corporate Secretary